AMENDMENT NO. 7

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of May 24, 2019, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to add Invesco Oppenheimer Intermediate Term Municipal Fund, Invesco Oppenheimer Municipal Fund, Invesco Oppenheimer Rochester® AMT-Free Municipal Fund, Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund, Invesco Oppenheimer Rochester® California Municipal Fund, Invesco Oppenheimer Rochester® Municipals Fund, Invesco Oppenheimer Rochester® High Yield Municipal Fund, Invesco Oppenheimer Rochester® Limited Term California Municipal Fund, Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund, Invesco Oppenheimer Rochester® New Jersey Municipal Fund and Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Limited Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco New York Tax Free Income Fund

Invesco Oppenheimer Intermediate Term Municipal Fund

Invesco Oppenheimer Municipal Fund

Invesco Oppenheimer Rochester® AMT-Free Municipal Fund

Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund

Invesco Oppenheimer Rochester® California Municipal Fund

Invesco Oppenheimer Rochester® Municipals Fund

Invesco Oppenheimer Rochester® High Yield Municipal Fund

Invesco Oppenheimer Rochester® Limited Term California Municipal Fund

Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund

Invesco Oppenheimer Rochester® New Jersey Municipal Fund

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund

Invesco Tax-Exempt Cash Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name: Harsh Damani
Title: Chief Financial Officer, Funds & North America Head – Fund Accounting & Fund Expenses

By:	/s/ David C. Warren
Name: David C. Warren
Title: Executive Vice President & Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Carsten Majer
Name: Carsten Majer
Title: Geschaftsfuhrer

Sub-Adviser

By:	/s/ Alexander Taft
Name: Alexander Taft
Title: Geschaftsfuhrer

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Graeme Proudfoot
Name: Graeme Proudfoot
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Pang Sin Chu
Name: Pang Sin Chu
Title: Authorized Signer

Sub-Adviser

By:	/s/ Lee Sin Mei
Name: Lee Sin Mei
Title: Authorized Signer

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name: Stephen Swanson
Title: Secretary & General Counsel